UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023 (November 17, 2023)

Healthwell Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40697	86-1911840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Green Bay Rd, #227 Winnetka, IL	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 230-9162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	HWELU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HWEL	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	HWELW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 20, 2023, Healthwell Acquisition Corp. I, a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”). This amendment to Form 8-K (i) supplements the Original Form 8-K with the expected date (x) on which the Redemption Amount (as defined below) will be paid to holders of the Public Shares (as defined below) and (y) when the Company’s securities will cease trading, (ii) updates the Redemption Amount and (iii) adds Item 3.01. Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2023, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) reporting that it required additional time to complete its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023 (the “Form 10-Q”). By filing the Form 12b-25, the deadline to file the Form 10-Q was extended until November 20, 2023.

Subsequently, as further explained in Item 8.01 below, on November 17, 2023, the Company’s board of directors (the “Board”) determined that (i) the Company (i) would be unable to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) by December 5, 2023 ( the “Combination Period”) and (ii) it would be in the best interest of the Company’s stockholders for the Company to commence with the Redemption, Liquidation and Dissolution (each as defined below). On the same day, the Company issued a press release announcing, among other things, the Redemption, Liquidation and Dissolution.

On November 20, 2023, the Company shared such press release with The Nasdaq Stock Market LLC (“Nasdaq”) to coordinate the delisting process for the Company’s securities.

On November 22, 2023, the Company received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that the Company is not compliant with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the SEC.

The Notice indicated that the Company has 60 calendar days to submit a plan to regain compliance with the Listing Rule (the “Compliance Plan”). If such plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-Q’s due date for the Company to regain compliance.

Given the Board’s determination that it is in the best interest of the Company’s stockholders for the Company to proceed with the Redemption, Liquidation and Dissolution, the Company does not intend on preparing the Compliance Plan or filing the Form 10-Q and instead will continue with the Redemption, Liquidation and Dissolution.

Item 8.01 Other Events.

As previously disclosed on November 6, 2023 by the Company in a Current Report on Form 8-K filed with the SEC, on November 3, 2023, the Company received written notice from Starton Therapeutics, Inc., a British Columbia corporation (“Starton” and such notice, the “Starton Termination Notice”). The Starton Termination Notice stated that Starton had elected to terminate the business combination agreement entered into on April 27, 2023 (as amended on May 15, 2023, August 10, 2023, and September 17, 2023, the “Business Combination Agreement”) between the Company, Starton and the other parties thereto,  pursuant to Section 10.1(b) thereof, because the conditions to the Closing (as defined in the Business Combination Agreement) set forth therein had not been satisfied or waived on or prior to November 3, 2023, the Outside Date (as defined in the Business Combination Agreement) under the Business Combination Agreement (the “Starton Business Combination Termination”). Pursuant to the Company’s amended and restated certificate of incorporation, as amended and currently in effect (the “Charter”), the Company has until December 5, 2023, or such earlier date as determined by the Board, in its sole discretion, to consummate a Business Combination. Following the Starton Business Combination Termination, the Company continued its efforts to sign another target, which were not successful. As a result, the Company believes it will be unable to consummate a Business Combination within the Combination Period.

Consequently, the Board has determined to (i) cease all operations except for the purpose of winding up as soon as practicable, (ii) as promptly as reasonably possible redeem the shares of Class A common stock (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders and its Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. Healthwell Acquisition Corp. I Sponsor LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of Class B common stock of the Company issued prior to the IPO, including shares of the Company’s Class A common stock issued upon conversion of the Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.50 per share (the “Redemption Amount”) after the payment of $100,000 of dissolution expenses. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out on December 5, 2023.

The Company expects that Nasdaq will file a Form 25 with the SEC to delist the Company’s securities after the last day of trading on December 4, 2023.

On November 17, 2023, the Company issued a press release announcing (i) the Redemption, Liquidation and Dissolution and (ii) its decision to cancel its special meeting of stockholders that was scheduled for December 4, 2023 and to withdraw from consideration by the Company’s stockholders the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 13, 2023. A copy of the press release was filed as Exhibit 99.1 to the Original Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 17, 2023 (incorporated by reference to the Original Form 8-K).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2023

Healthwell Acquisition Corp. I

By:	/s/ Alyssa Rapp
	Name:	Alyssa Rapp
	Title:	Chief Executive Officer

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